EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-2, of our report, dated July 7, 2005 on the financial statements of Adzone Research, Inc. included in the Annual Report on Form 10-KSB for the year ended March 31, 2005.

/s/Aidman, Piser & Company, P.A.

Tampa, Florida
October 31, 2005